Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the following registration statements:

1.          Registration Statement (Form S-8 No. 333-189961) pertaining to the Chase Corporation 2013 Equity Incentive Plan;

2.          Registration Statement (Form S-8 No. 333-131929) pertaining to the Chase Corporation 2005 Incentive Plan;

3.          Registration Statement (Form S-8 No. 333-100101) pertaining to the Chase Corporation 2001 Senior Management Stock Plan and the 2001 Non-Employee Director Stock Option Plan

of our report dated December 19, 2017, with respect to the consolidated financial statements of Stewart Superabsorbents, LLC and Subsidiary and our report dated March 6, 2018, with respect to the statement of assets acquired and liabilities assumed of Zappa Tec, both included as exhibits in this Current Report on Form 8-K/A.

Martin Starnes & Associates, CPAs, P.A.

Hickory, North Carolina

March 6, 2018

730 13th Avenue Drive SE ♦ Hickory, NC 28602 ♦ 828-327-2727 ♦ Fax 828-328-2324

13 South Center Street ♦ Taylorsville, NC 28681 ♦ 828-632-9025 ♦ Fax 828-632-9085

PO Box 5729 ♦ Statesville, NC 28687 ♦ 1710 Wilkesboro Hwy ♦ Statesville, NC 28625 ♦ 704-872-8923 ♦ Fax 704-872-4982

800-948-0585 ♦ www.martinstarnes.com